AgroFresh Solutions Reports Results for the First Quarter 2018

Net Sales growth of 17%, reduced dependence on apple crop and progress in building a more diversified portfolio

•	Net sales of $38 million, up 17 percent versus the first quarter of 2017

•	Excluding Tecnidex, revenue up marginally from a strong first quarter of 2017, net of an approximately $0.8 million revenue deferral as a result of the adoption of ASC 606

•	First quarter 2018 net loss was $13 million compared to a net loss of $12 million for the first quarter of 2017

•	First quarter EBITDA[1] of $10 million, essentially flat compared to the year earlier period

•	$3 million of cash generated by operations for the first quarter of 2018

•	Quarter end cash of $57 million after disbursing approximately $10 million in payments related to obligations owed to Dow

•	Percentage of sales from apple applications reduced from 77 percent in the first quarter of 2017 to 61 percent in the first quarter of 2018

PHILADELPHIA, May 10, 2018 -- AgroFresh Solutions, Inc. ("AgroFresh" or the
"Company") (NASDAQ: AGFS), a global leader in produce freshness solutions, today announced financial results for the first quarter of fiscal 2018, ended March 31, 2018.

Jordi Ferre, Chief Executive Officer, commented, "Fiscal 2018 is off to a solid start. Revenue continues to grow driven by the expansion of the AgroFresh franchise and the acquisition of Tecnidex. I am particularly pleased that we were able to achieve organic revenue growth despite this year’s weak apple harvest in Latin America and a year ago first quarter that benefitted from an early harvest. Tecnidex also had a solid quarter, with double digit revenue growth versus the first quarter of 2017 in Spain and Africa/Middle East. We are making significant progress with the Tecnidex integration and remain on pace to achieve the synergies contemplated in this acquisition. The expansion of our franchise continues as we penetrate new markets and broaden the services we provide our customers.

“We were able to compensate for an overall weaker apple crop size across the Southern Hemisphere by increasing penetration of SmartFresh and further diversifying into other crops, such as pears, plums, melons and avocados.

(1) EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of EBITDA and the tables at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.

Growers are confident we will provide them with crop protection solutions and new technologies that enable them to improve crop management. One of these is our Harvista solution that has helped us grow share in a very competitive market environment in Argentina. Another is our RipeLock offering, which we are preparing to roll out across the entire store system of a major US retailer, representing what we expect will be a turning point in the trajectory of this product line.”

Financial Highlights for the First Quarter

Net sales for the first quarter of 2017 were $38 million, up 17 percent versus the first quarter of 2017, primarily due to the contribution from Tecnidex as well as increased SmartFresh penetration in traditional and new crops. The Company adopted a new accounting standard, ASC 606, in the first quarter of 2018, resulting in approximately $0.8 million of revenue being deferred that would otherwise have been recognized in the quarter if we had utilized the same accounting conventions utilized in the first quarter a year ago. For the quarter, Tecnidex revenues were almost $6 million.

Consolidated gross margins in the quarter were 72 percent. Margins in the quarter reflect a shift in our core product mix, the effect of a full quarter of Tecnidex, as well as the impact of the deferral of revenue under ASC 606.

Research and development costs of $3 million were down slightly versus the first quarter of 2017.

Selling, general and administrative expenses of $16 million were down slightly from a year ago as the addition of the SG&A from Tecnidex was offset by a reduction in operating expenses in the core business. Expenses also continue to include elevated legal and related expenses arising from both ongoing litigation and acquisition activity.

Interest expense of $8 million was down approximately $2 million from the first quarter of 2017, primarily due to lower accretion of contingent consideration.

Balance Sheet and Cash Flow

The company continues to generate strong cash flow, with cash from operations of $3 million in the quarter. At March 31, 2018, the company had cash on hand of $57 million. In the first quarter, the Company used cash of $10 million to make a contractual payment to Dow and $15 million in cash interest expense with 2 payments falling in the quarter.

Katherine Harper, Chief Financial Officer, said, “Results for the first quarter demonstrate that our investment in strengthening the SmartFresh Quality System and in complementary acquisitions is generating attractive returns. We adopted ASC 606 this quarter, deferring approximately $0.8 million of revenue that would have been recognized in the quarter under our previous revenue recognition policies, with the concomitant impact on revenue and profitability metrics. The effect was to reduce organic revenues by about 3% and gross margins by about 300 basis points. Driving down operating expenses remains a priority. Though cash at quarter end was down from previous quarters, our model is asset-light and we expect strong operating cash flow for the year, providing us with the liquidity and financial resources to fund both our internal and other growth initiatives. Global demand for better stewardship of limited resources is leading to rapid development of the highly fragmented food preservation and waste reduction space. This provides multiple growth opportunities, including organic growth in existing markets, the creation of new markets through new product innovation, and strategic acquisitions, partnerships and other creative arrangements that can accelerate our growth trajectory, all of which are important elements of our long-term growth strategy.”

Conference Call

The Company will conduct a conference call to discuss its first quarter 2018 results at 8:30 a.m. Eastern Time on May 10, 2018. To access the call, please dial 877-883-0383 from the U.S. or 412-902-6506 from outside the U.S. The conference call I.D. number is 8752918. The call will also be available as a live webcast with an accompanying slide presentation, which will be accessible via the "Events & Presentation" page of the Investor Relations section of the Company's website at www.agrofresh.com. All participants should call or access the website approximately 10 minutes before the conference call begins.

A telephone replay of the conference call will be available by dialing 877-344-7529 (US) and 412-317-0088 (International) until Thursday, May 24, 2018. The replay I.D. number is 10119751.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure EBITDA. The Company believes this non-GAAP financial measure provides meaningful supplemental information as it is used by the Company's management to evaluate the Company's performance. Management believes that this measure enhances a reader's understanding of the financial performance of the Company, is more indicative of operating performance of the Company, and facilitates a better comparison between fiscal periods, as the non-GAAP measure excludes items that are not considered core to the Company's operations.

The Company does not intend for the non-GAAP financial measure contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use this non-GAAP financial measure only in conjunction with the comparable GAAP financial measure. Reconciliations of the non-GAAP financial measure EBITDA to the most comparable GAAP measure are provided in the table at the end of this press release.

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global leader in delivering innovative food preservation and waste reduction solutions for fresh produce. The company is empowering the food industry with Smarter Freshness™, a new range of integrated solutions designed to help growers, packers and retailers improve produce freshness and quality, reducing waste. AgroFresh’s solutions range from pre-harvest with HarvistaTM and LandSpringTM to its marquee SmartFresh QualityTM System, which includes SmartFreshTM, AdvanStoreTM and ActiMistTM, working together to maintain the quality of stored produce. AgroFresh has a controlling interest in Tecnidex, a leading provider of post-harvest fungicides, waxes and biocides for the citrus market. Additionally, the company’s initial retail solution, RipeLockTM, optimizes banana ripening for the benefit of retailers and consumers. AgroFresh has key products registered in over 45 countries, with approximately 3,700 direct customers and services over 25,000 storage rooms globally. For more information, please visit www.agrofresh.com

Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; risks relating to the Company’s relationship with its employees; risks relating to portfolio concentration; the ability of the business to grow and manage growth profitably; risks relating to acquisitions and investments; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Contact:

AgroFresh Solutions, Inc.
Katherine Harper, CFO
investorrelations@AgroFresh.com

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	March 31, 2018	December 31, 2017

ASSETS
Current Assets:
Cash and cash equivalents	$56,962	$64,533
Accounts receivable, net of allowance for doubtful accounts of $1,463 and $1,550, respectively	65,766	71,509
Inventories	20,612	24,109
Other current assets	21,840	18,684
Total current assets	165,180	178,835
Property and equipment, net	13,737	12,200
Goodwill	5,748	9,402
Intangible assets, net	746,977	757,882
Deferred income tax assets	6,606	8,198
Other assets	11,308	16,746
TOTAL ASSETS	$949,556	$983,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,337	$15,014
Current portion of long-term debt	7,700	7,926
Income taxes payable	7,689	5,931
Accrued expenses and other current liabilities	43,391	65,809
Total current liabilities	66,117	94,680
Long-term debt	402,209	402,868
Other noncurrent liabilities	39,193	38,505
Deferred income tax liabilities	33,168	31,130
Total liabilities	540,687	567,183

Commitments and contingencies (see Note 17)
Stockholders’ equity:
Common stock, par value $0.0001; 400,000,000 shares authorized, 51,055,747 and 51,002,234 shares issued and 50,394,366 and 50,340,853 shares outstanding at March 31, 2018 and December 31, 2017, respectively	5	5
Preferred stock; par value $0.0001, 1 share authorized and outstanding at March 31, 2018 and December 31, 2017	—	—
Treasury stock; par value $0.0001, 661,381 shares at March 31, 2018 and December 31, 2017	(3,885)	(3,885)
Additional paid-in capital	533,524	533,015
Accumulated deficit	(121,696)	(108,729)
Accumulated other comprehensive loss	(7,613)	(12,769)
Total AgroFresh stockholders’ equity	400,335	407,637
Non-controlling Interest	8,534	8,443
Total stockholders' equity	408,869	416,080
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$949,556	$983,263

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net sales	$38,351	$32,730
Cost of sales (excluding amortization, shown separately below)	10,846	5,839
Gross profit	27,505	26,891
Research and development expenses	3,069	3,297
Selling, general, and administrative expenses	16,311	16,431
Amortization of intangibles	10,939	10,445
Change in fair value of contingent consideration	138	215
Operating loss	(2,952)	(3,497)
Other income	70	40
Gain on foreign currency exchange	1,931	3,103
Interest expense, net	(8,355)	(10,293)
Loss before income taxes	(9,306)	(10,647)
Provision for income taxes	3,570	1,382
Net loss including non-controlling interests	$(12,876)	$(12,029)
Less: Net income attributable to non-controlling interests	91	—
Net loss attributable to AgroFresh Solutions, Inc	$(12,967)	$—

Net loss per share:
Basic	$(0.26)	$(0.24)
Diluted	$(0.26)	$(0.24)
Weighted average shares outstanding:
Basic	49,741,593	49,661,469
Diluted	49,741,593	49,661,469

See accompanying notes to condensed consolidated financial statements.

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(in thousands)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Cash flows from operating activities:
Net loss	$(12,876)	$(12,029)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,273	10,978
Provision for bad debts	52	180
Stock-based compensation	609	216
Pension expense	347	49
Unrealized gain on derivative instrument	—	—
Amortization of deferred financing costs	601	579
Accretion of contingent consideration	—	3,704
Increase in fair value of contingent consideration	138	215
Deferred income taxes	3,630	232
Loss on sales of property	—	81
Other		43
Changes in operating assets and liabilities:
Accounts receivable	5,818	9,148
Inventories	3,497	(637)
Prepaid expenses and other current assets	(430)	407
Accounts payable	(7,853)	(5,013)
Accrued expenses and other liabilities	(9,426)	(716)
Income taxes payable	1,758	(9)
Other assets and liabilities	6,279	1,408
Net cash provided by operating activities	3,417	8,836
Cash flows from investing activities:
Cash paid for property and equipment	(1,905)	(1,014)
Other investments	—	(350)
Net cash used in investing activities	(1,905)	(1,364)
Cash flows from financing activities:
Payment of Dow liabilities settlement	(10,000)	—
Repayment of long term debt	(1,407)	(1,063)
Net cash used in financing activities	(11,407)	(1,063)
Effect of exchange rate changes on cash and cash equivalents	2,324	1,137
Net (decrease) increase in cash and cash equivalents	(7,571)	7,546
Cash and cash equivalents, beginning of period	$64,533	77,312
Cash and cash equivalents, end of period	$56,962	$84,858

Supplemental disclosures of cash flow information:
Cash paid for:
Cash paid for interest	$14,979	$6,085
Cash paid for income taxes	$156	$679
Supplemental schedule of non-cash investing and financing activities:
Accrued purchases of property and equipment	$—	$578

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Measure

The following table sets forth the non-GAAP financial measure of EBITDA. The Company believes this non-GAAP financial measure provides meaningful supplemental information as it is used by the Company’s management to evaluate the Company’s performance, is more indicative of future operating performance of the Company, and facilitates a better comparison among fiscal periods, as the non-GAAP measure excludes items that are not considered core to the Company’s operations. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The following is reconciliation between the non-GAAP financial measure of EBITDA to its most directly comparable GAAP financial measure, net loss:

(in thousands)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
GAAP net loss	$(12,876)	$(12,029)
Provision for income taxes	3,570	1,382
Interest expense(1)	8,355	10,293
Depreciation and amortization	11,273	10,978
Non-GAAP EBITDA	$10,322	$10,624
———————————————————————————————
(1)    Interest on the term loan and accretion for debt discounts, debt issuance costs and contingent consideration.

(1) EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of EBITDA and the tables at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.